EXHIBIT 4.1
                                   -----------


                             RALSTON PURINA COMPANY

                               STOCK PURCHASE PLAN










                        AMENDED EFFECTIVE JANUARY 1, 2000

                               TABLE OF CONTENTS


A.     PURPOSE  OF  PLAN                                       1

B.     DEFINITIONS                                             1
     B-1     Board  of  Directors
     B-2     Common  Stock
     B-3     Company
     B-4     Compensation
     B-5     Delegate
     B-6     Eligible  Employee
     B-7     Employer's  Contribution
     B-8     HR  Committee
     B-9     Participant
     B-10     Participant's  Contribution
     B-11     Plan
     B-12     Plan  Administrator
     B-13     Plan  Sponsor
     B-14     Stock  Purchase  Account
     B-15     Subsidiary

C.     ELIGIBILITY                                             2

D.     PARTICIPATION                                           2
     D-1     Participating
     D-2     Eligible  Participant  Contributions
     D-3     Stock  Purchase  Account
     D-4     Suspending  and  Renewing  Participation
     D-5     Maximum  Common  Stock  Holdings

E.     STOCK  PURCHASE  ACCOUNTS                               3
     E-1     Participant's  Contribution
     E-2     Interest
     E-3     Employer's  Contribution
     E-4     Purchase  of  Common  Stock
     E-5     Purchasing  Procedures
     E-6     Common  Stock  Held  in  Nominee  Name
     E-7     Vesting  in  Participant's  and  Employer's
             Contribution
     E-8     Vesting  in  Dividends

F.     WITHDRAWALS  FROM  STOCK  PURCHASE  ACCOUNTS            4
     F-1     Vested  Account
     F-2     Non-Vested  Account
     F-3     Involuntary  Suspension  of  Participation for
             Certain Withdrawals
     F-4     Effect  of  Termination  of  Employment
     F-5     Withdrawals  by  Beneficiary
     F-6     Withdrawal  Procedures

G.     RIGHTS  AS  A  COMMON  STOCK  SHAREHOLDER               6
     G-1     Cash  Dividends
     G-2     Non-Cash  Dividends
     G-3     Voting  Shares
     G-4     Tender  Offers
     G-5     Stock  Certificates

H.     MISCELLANEOUS                                          7
     H-1     Plan  Statements
     H-2     No  Right  to  Employment
     H-3     Beneficiary  Designation
     H-4     Amendments  to  the  Plan
     H-5     Administration  of  the  Plan
     H-6     Governing  Law
     H-7     Successors
     H-8     Transferability
     H-9     Notices
     H-10     Expenses
     H-11     Taxes
     H-12     Headings
     H-13     Effective  Date

                   RALSTON PURINA COMPANY STOCK PURCHASE PLAN

     WHEREAS, Ralston Purina Company previously established the Ralston Purina Company Stock Purchase Plan (the "Plan") to provide eligible employees the ability to purchase the Company's Common Stock through payroll deduction; and

     WHEREAS, Ralston Purina Company wishes to amend and restate the Plan to make necessary clarifications and amendments.

     NOW, THEREFORE, resolved that the Plan is hereby amended and restated in its entirety effective January 1, 2000.

1

                             A.     PURPOSE OF PLAN

The purpose of the Ralston Purina Company Stock Purchase Plan is to enable eligible employees to conveniently acquire shares of the Company's Common Stock through payroll deduction.

                               B.     DEFINITIONS

B-1  -  BOARD  OF  DIRECTORS:  The  "Board of Directors" shall mean the Board of
        --------------------
Directors  of  the  Company.

B-2  -  COMMON STOCK:  "Common Stock" shall mean the $.10 par value Common Stock
        ------------
of the Company and, at the discretion of the Board of Directors, any other authorized class or series of common stock issued as a result of any stock split, stock dividend, reverse stock split or other recapitalization or merger of the Company.

B-3  -  COMPANY:  The  "Company"  shall  mean Ralston Purina Company, a Missouri
        -------
corporation.

B-4  -  COMPENSATION:  "Compensation"  shall  mean  the  gross cash compensation
        ------------
(including wages, salary and overtime earnings) paid by the Company or any Subsidiary to a Participant in the Plan in accordance with his or her terms of employment, but excluding all bonus payments, expense allowances, incentive payments, stock awards and any other compensation paid to the Participant in a form other than cash.

B-5  -  DELEGATE:  A "Delegate" shall mean a bank, broker, financial institution
        --------
or other independent entity appointed by the Plan Administrator to aid in the administration of the Plan.

B-6  -  ELIGIBLE  EMPLOYEE:  An "Eligible Employee" shall mean any person who is
        ------------------
employed by a division of the Company or a Subsidiary that offers the Plan to its employees and who has completed three (3) months of continuous employment. Continuous employment shall be determined from the employee's most recent date of hire.

B-7  -  EMPLOYER'S  CONTRIBUTION:  The  "Employer's Contribution" shall mean the
        ------------------------
amount  paid  by  the  employer  to  the  Participant's  Stock Purchase Account.

B-8 - HR COMMITTEE:  The "HR Committee" shall mean the Human Resources Committee
      ------------
of the Board of Directors, or such successor committee appointed by the Board of Directors having responsibilities over Company sponsored benefit plans.

B-9  -  PARTICIPANT:  A "Participant" shall mean an Eligible Employee who elects
        -----------
to  participate  in  the  Plan.

B-10  -  PARTICIPANT'S CONTRIBUTION: The "Participant's Contribution" shall mean
         --------------------------
all amounts withheld by payroll deductions and credited pursuant to the Plan to the Stock Purchase Account of the Participant.

B-11  -  PLAN:  The  "Plan" shall mean the Ralston Purina Company Stock Purchase
         ----
Plan.

B-12  - PLAN ADMINISTRATOR:  The "Plan Administrator" shall mean the corporation
        ------------------
or  other  entity  appointed  by  the  HR  Committee  to  administer  the  Plan.

B-13  -  PLAN  SPONSOR:  The  "Plan  Sponsor"  shall  mean  the  Company.
         -------------

B-14  -  STOCK  PURCHASE  ACCOUNT:     "Stock  Purchase  Account" shall mean the
         ------------------------
account established in the Participant's name to hold the Participant's Contribution, the Employer's Contribution, and all Common Stock purchased with such contributions.

B-15  -  SUBSIDIARY:  "Subsidiary"  shall  mean  any  corporation whose stock is
         ----------
wholly owned by the Company or wholly owned by another Subsidiary of the Company.

                               C.     ELIGIBILITY

The HR Committee may designate as Eligible Employees to participate in the Plan the employees of a division of the Company or the employees of a Subsidiary. Notwithstanding the above, however, no member of the Board of Directors or any officer of the Company may participate in the Plan.

                              D.     PARTICIPATION

D-1  -  PARTICIPATING:  Each  Eligible  Employee may become a Participant in the
        -------------
Plan by executing a salary withholding authorization form for payroll deductions, and delivering such form to the appropriate human resources or payroll office designated by the Plan Administrator. Effective as of the beginning of each month, a Participant may increase or decrease the amount of the Participant's Contributions, provided the appropriate human resources or payroll office receives sufficient advanced notice to make the necessary changes in the payroll deduction system, and the Participant completes such forms as are required by the Plan Administrator or its Delegate.

D-2  -  ELIGIBLE PARTICIPANT CONTRIBUTIONS:  The Participant shall elect to have
        ----------------------------------
payroll  deductions  made  for each pay period in an amount not less than $15.00
(CAN) ($10.00 U.S.), but not exceeding a maximum of $600.00 (CAN) ($400.00 U.S.), or eight percent (8%) of Compensation during a calendar month, whichever is less. A Participant's payroll deductions will be discontinued at such time as the Participant's Contributions made during the calendar month equal the maximum amount allowed.

D-3  - STOCK PURCHASE ACCOUNT:  The Participant's Contribution shall be credited
       ----------------------
to a Stock Purchase Account established in the Participant's name by the Plan Administrator or its Delegate.

D-4  -  SUSPENDING  AND  RENEWING  PARTICIPATION:  A Participant may suspend the
        ----------------------------------------
Participant's Contribution at any time by giving written notice to the Plan Administrator at the appropriate human resources or payroll office. Payroll deductions will be discontinued as of the beginning of the next month provided the appropriate human resources or payroll office receives sufficient advanced notice to make the changes in the payroll deduction system. Participant Contributions accumulated by the Plan prior to the suspension will be applied toward purchasing full shares of Common Stock. Any Participant that has suspended participation may resume participation if still an Eligible Employee at the beginning of any subsequent calendar quarter by giving written notice to the Plan Administrator at the appropriate human resources or payroll office. Payroll deductions will commence at the beginning of such calendar quarter provided that the appropriate human resources or payroll office receives sufficient advanced notice to make the necessary changes in the payroll deduction system. To suspend or resume participation in the Plan, the Participant shall also be required to complete such forms as are designated by the Plan Administrator or its Delegate. A Participant may be involuntarily suspended from participation in the Plan in accordance with paragraph F-3 below.

D-5  -  MAXIMUM  COMMON  STOCK  HOLDINGS:  No  Participant shall be permitted to
        --------------------------------
purchase shares of Common Stock under the Plan if, immediately after the purchase, such Participant would beneficially own, and/or hold outstanding options to purchase, shares of Common Stock constituting five-percent (5%) or more of the outstanding shares of Common Stock.

                         E.     STOCK PURCHASE ACCOUNTS

E-1 - PARTICIPANT'S CONTRIBUTION:  The Participant's Stock Purchase Account will
      --------------------------
be  credited  with  the  Participant's  Contributions.

E-2  -  INTEREST:   No  interest shall be paid or credited on any cash held in a
        --------
Participant's Stock Purchase Account, whether such cash is held pending acquisition of shares of Common Stock or pending distribution to the Participant, or his or her beneficiary if applicable.

E-3  -  EMPLOYER'S  CONTRIBUTION:  At the time that a Participant's Contribution
        ------------------------
is credited to the Participant's Stock Purchase Account, an Employer's Contribution shall also be credited to the Participant's Stock Purchase Account in an amount equal to twenty-five percent (25%) of the Participant's Contribution. Withholding taxes for all Employer Contributions made to a Participant's Stock Purchase Account, if required, will be withheld from the Participant's regular Compensation.

E-4  -  PURCHASE  OF COMMON STOCK:  As soon as practicable after the end of each
        -------------------------
month, the Participant's Contribution and the Employer's Contribution for that month, and any other cash credited to a Participant's Stock Purchase Account, shall be used to acquire shares of Common Stock. The whole and fractional shares of Common Stock so purchased shall be credited to the Participant's Stock Purchase Account. The purchase of the Common Stock shall be made by a Delegate appointed by the Plan Administrator that is not affiliated with the Company or the Plan Administrator.

E-5  -  PURCHASING PROCEDURES:  Purchases may be made on any securities exchange
        ---------------------
where shares of the Common Stock are traded, or in the over-the-counter market, and may be subject to such terms of price and delivery to which the Delegate may agree. The amount charged to each Participant's Stock Purchase Account for the purchase of the Common Stock shall be the average cost per share of the Common Stock purchased for all Participants for such month. The Company shall have no authority or power to direct the time or the price at which shares of Common Stock shall be purchased for the Plan; provided, however, that the Company may direct that the purchasing of Common Stock be suspended if it determines that such action may violate, or be perceived as violating, any applicable law.

E-6 - COMMON STOCK HELD IN NOMINEE NAME:  The Plan Administrator or its Delegate
      ---------------------------------
shall hold the total shares of Common Stock purchased for all Participants in the name of a nominee, and neither the Company, the Plan Administrator nor any Delegate will have any responsibility for the value of the Common Stock after the purchase of the Common Stock. Following the purchase of the Common Stock, each Participant's Stock Purchase Account shall be credited with the number of whole or fractional shares of Common Stock purchased with the funds from such Stock Purchase Account.

E-7 - VESTING IN PARTICIPANT'S AND EMPLOYER'S CONTRIBUTION:  A Participant shall
      ----------------------------------------------------
be vested at all times in all Participant Contributions, including any Common Stock purchased with such contributions. A Participant shall not have a vested interest in the Employer's Contribution, or the whole or fractional shares of Common Stock purchased with the Employer's Contribution, until twelve (12) calendar months after the Employer's Contribution is made. The Employer's Contribution, including the whole or fractional shares of Common Stock purchased with the Employer's Contribution, shall vest prior to the twelve (12) month period upon, (i) the Participant's death, (ii) a determination that a Participant is totally and permanently disabled, as defined by the Plan Administrator; (iii) a Participant's retirement or termination of employment; or
(iv)  the termination of the Plan without the establishment of a successor Plan.

E-8 -  VESTING IN DIVIDENDS:   A Participant shall be vested at all times in all
       --------------------
dividends paid on vested shares of Common Stock. Cash dividends paid, and proceeds on the sale of non-cash dividends, for all non-vested shares of Common Stock credited to a Participant's Stock Purchase Account shall vest twelve calendar months after such dividends or proceeds are credited to the Participant's Stock Purchase Account. Dividends shall vest prior to the twelve (12) month period upon the occurrence of any of the events listed in paragraph E-7.

                 F.     WITHDRAWALS FROM STOCK PURCHASE ACCOUNTS

F-1  - VESTED ACCOUNT:  Except as provided in paragraphs F-2, F-3 and F-4 below,
       --------------
any cash balance remaining after the purchase of shares, including the cash value of any fractional shares, credited to the Participant's Stock Purchase Account shall be distributed upon a request by the Participant in accordance with the procedures set forth in paragraph F-6. The value of fractional shares shall be based on the average market value of a share of Common Stock at the time of the request, as determined by the Plan Administrator. Except as provided in paragraphs F-2, F-3 and F-4 below, at the election of the Participant and in accordance with the procedures set forth in paragraph F-6, any full shares of Common Stock credited to the Participant's Stock Purchase Account shall be: (i) sold by the Delegate with the proceeds distributed to the Participant net of any commissions or other expenses incurred by the Plan in connection with the sale of such shares; (ii) registered in the name or names provided by the Participant, and in accordance with the provisions of paragraph G-5, with the Participant paying the fees for such registration, as established by the Plan Administrator; or (iii) transferred to an individual brokerage account in the Participant's name, with the Participant paying any fees related to such transfer. If the shares are registered, the stock certificates for such shares shall be delivered to the Participant as soon as practicable after such registration is completed, and this shall be considered a withdrawal of such shares from the Plan.

F-2  -  NON-VESTED ACCOUNT:   Subject to the provisions of paragraph F-3, and in
        ------------------
accordance with the procedures set forth in paragraph F-6, a Participant may withdraw all or a portion of the non-vested Employer's Contributions or dividends, including the non-vested whole or fractional shares of Common Stock purchased with the Employer's Contributions or dividends. Except as provided in paragraph F-4, the Participant may obtain such withdrawal in accordance with the options set forth in paragraph F-1.

F-3  -  INVOLUNTARY  SUSPENSION  OF  PARTICIPATION  FOR  CERTAIN WITHDRAWALS:  A
        --------------------------------------------------------------------
Participant shall be suspended from further participation in the Plan for a twelve (12) month period if a Participant withdraws: (i) the cash balance representing any non-vested Employer's Contributions, dividends or proceeds from non-cash dividends; (ii) the whole or fractional shares of Common Stock purchased with any non-vested Employer's Contributions, dividends or proceeds from non-cash dividends; or (iii) the Participant's Contributions, including the whole or fractional shares of Common Stock purchased with such contributions, which have not been credited to the Plan for at least one year prior to the withdrawal. Such suspension shall prohibit both Employer's Contributions and Participant's Contributions to the Plan during such suspension, and shall be in accordance with rules established by the Plan Administrator regarding the date on which the suspension shall commence. Any Participant's Contributions accumulated by the Plan prior to the suspension shall be applied toward purchasing full shares of Common Stock in the month following suspension. A Participant who has been suspended shall not be required to withdraw the cash or shares credited to his or her Stock Purchase Account, but may retain such cash or shares in the Plan during the suspension. If during the suspension further withdrawals of (i), (ii) or (iii) above are made by the Participant, the Plan suspension shall remain in effect for twelve months from the last withdrawal. The Participant must give sufficient advanced written notice to the appropriate human resources or payroll office designated by the Plan Administrator on such forms as are required in order to resume participation in the Plan at the end of the suspension.

F-4  -  EFFECT OF TERMINATION OF EMPLOYMENT:  A Participant whose employment has
        -----------------------------------
terminated (including retirement) may not remain in the Plan, and shall be required to withdraw all cash and/or shares credited to his or her Stock Purchase Account. Any Participant Contributions accumulated by the Plan prior to the termination shall not be used to purchase further shares of Common Stock if such termination occurs prior to the purchase of the Common Stock for that month. A Participant whose employment has terminated shall only be allowed to withdraw the full shares of Common Stock credited to his or her account in accordance with paragraph F-1 (ii) or (iii), and may not elect a withdrawal pursuant to paragraph F-1 (i). The Plan Administrator may establish such rules as it deems necessary regarding distribution and/or registration of the cash and/or shares credited to the Participant's Stock Purchase Account if a Participant fails to provide distribution and/or registration instructions within sixty (60) days of his or her termination.

F-5  -  WITHDRAWALS  BY  BENEFICIARY:   The  beneficiary  of  a  Participant, if
        ----------------------------
applicable, shall not be allowed to keep the cash and/or shares credited to a Participant's Stock Purchase Account in the Plan, and shall be required to withdraw all cash and/or shares. Any full shares of Common Stock credited to the Stock Purchase Account may only be withdrawn by the beneficiary in accordance with paragraph F-1 (ii) or (iii), and the term "beneficiary" shall be substituted for "Participant" in F-1 (ii) and (iii) under such circumstances. A withdrawal pursuant to paragraph F-1 (i) shall not be allowed. The Plan
Administrator may establish such rules as it deems necessary regarding distribution and/or registration of the cash and/or shares credited to the Participant's Stock Purchase Account if a beneficiary fails to provide distribution and/or registration instructions to the Plan Administrator within sixty (60) days of when the beneficiary's right to the cash and/or shares has been established.

F-6  -  WITHDRAWAL  PROCEDURES:     Subject to paragraphs F-1, F-2, F-3, F-4 and
        ----------------------
F-5, a Participant may, at any time, obtain a withdrawal, in whole or in part, from the Participant's Stock Purchase Account, by giving written notice to the Plan Administrator or its Delegate at the appropriate office, and shall complete such forms as are required by the Plan Administrator or its Delegate. Such withdrawal shall be processed as soon as practicable after such notice is received and any required forms are completed.

                   G.     RIGHTS AS A COMMON STOCK SHAREHOLDER

G-1  -  CASH  DIVIDENDS:  Cash dividends paid by the Company on shares of Common
        ---------------
Stock held in the Plan and credited to a Participant's Stock Purchase Account, including fractional shares, will be reinvested in additional shares of Common Stock, and will be aggregated with the Participant's Contributions and Employer's Contributions for the next monthly purchase.

G-2  -  NON-CASH DIVIDENDS:  Non-cash dividends paid by the Company on shares of
        ------------------
Common Stock held in the Plan shall be sold by the Plan Administrator, or its Delegate, within the month following the distribution, and the proceeds of any such sale shall be credited to the Participant's Stock Purchase Account and used to purchase additional shares of Common Stock.

G-3  -  VOTING SHARES:  Shares of Common Stock credited to a Participant's Stock
        -------------
Purchase Account will be voted by the Plan Administrator in accordance with the instructions of the Participants. If no instructions are received from a Participant, such shares shall not be voted by the Plan Administrator.

G-4  -  TENDER  OFFERS:  In the event of a tender offer or other solicitation to
        --------------
purchase the Common Stock of the Company, the Plan Administrator will follow the instructions of the Participants. A tendering of shares of Common Stock will be deemed a withdrawal of vested and/or non-vested shares subject to the provisions of paragraphs F-1, F-2 and
F-3. The proceeds of tendering will not be held in the Plan, but instead will be distributed to the Participant. If no instructions are received from a Participant, this shall be deemed an instruction to reject the tender offer or other solicitation, and the Plan Administrator shall not tender.

G-5  -  STOCK  CERTIFICATES:  A  Participant  may  obtain  stock  certificates
        -------------------
representing all or a portion of the full shares of Common Stock credited to the Participant's Stock Purchase Account by making a request in writing to the Plan Administrator or its Delegate; provided, that the Participant pays the fees for such registration and issuance as established by the Plan Administrator. Any shares that are registered shall be considered withdrawn from the Plan. If the Participant requests in writing, the Common Stock certificates may be issued in the name of the Participant together with one other person, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

                              H.     MISCELLANEOUS

H-1 - PLAN STATEMENTS:  The Plan Administrator, or its Delegate, shall provide a
      ---------------
statement to each Participant as soon as practicable after the end of each calendar quarter showing the number of whole and fractional shares credited to the Participant's Stock Purchase Account as of the beginning and end of that quarter, the purchase price for such shares, and setting forth the amount of all of the Participant's Contributions and Employer's Contributions and any dividends. The quarterly statement provided to the Participants shall also show the amount of the Employer's Contribution that is not vested.

H-2  -  NO RIGHT TO EMPLOYMENT:  Participation in the Plan does not, directly or
        ----------------------
indirectly, create in any Eligible Employee, or other person, any right with respect to continuation of employment by the Company or a Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or a Subsidiary to terminate, suspend or otherwise modify, any person's employment at any time.

H-3 - BENEFICIARY DESIGNATION:  A Participant in the Plan may file with the Plan
      -----------------------
Administrator a written designation, on an approved form, of a beneficiary or contingent beneficiaries (subject to such limitations as the Plan Administrator may prescribe) to receive, in the event of the death of the Participant, any shares of Common Stock, the value of any fractional shares and any cash credited to the Participant's Stock Purchase Account. A Participant may revoke or change any beneficiary designation; provided, however, that the Plan Administrator reserves the right to review and approve revocations or changes in any beneficiary designation, and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise. If the Plan Administrator shall be in doubt as to the right of any such beneficiary to receive the cash and/or shares credited to the Participant's Stock Purchase Account, the Plan Administrator may determine to recognize only the rights of the legal representative of the Participant, in which case the Company, the Plan Administrator, and any appointed Delegate shall not be under any further liability to anyone. If a Participant dies and has not designated a beneficiary, then the cash and/or shares credited to the Participant's Account shall be payable to the Participant's estate, or as provided by law.

H-4  -  AMENDMENTS  TO  THE  PLAN:  The  HR  Committee  may  amend,  suspend  or
        -------------------------
terminate  the Plan in whole or in part; and if terminated, may reinstate any or
      --
all  of  the  provisions  of  the  Plan  at  any  time.

H-5 - ADMINISTRATION OF THE PLAN:  Except as to matters required by the terms of
      --------------------------
the Plan to be the responsibility of the Plan Sponsor, the Plan Administrator shall administer the Plan and, in connection therewith, it shall have full power to construe and interpret the Plan, establish the rules and regulations governing the Plan, and perform all other acts it believes reasonable and proper, including the power to delegate responsibility to Delegates to assist it in administering the Plan or to perform record keeping for the Plan.
Notwithstanding the above, the Plan Sponsor may adopt rules for the administration of the Plan and its operation, which rules shall be binding on the Plan Administrator and its Delegates.

H-6  -  GOVERNING  LAW:  The  governing law relating to questions concerning the
        --------------
adoption, amendment or termination of the Plan, the Common Stock, shareholder rights and other issues within the responsibility of the Plan Sponsor, shall be the laws of the United States of America and the State of Missouri. The governing law relating to questions concerning the administration of the Plan and the actions of the Plan Administrator and its Delegates shall be the laws of the Province of Ontario, Canada.

H-7  -  SUCCESSORS:   All  obligations  of  the  Company under the Plan shall be
        ----------
binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of the Common Stock of the Company, a purchase of substantially all of the business and/or assets of the Company, or by a merger, consolidation or other reorganization.

H-8  -  TRANSFERABILITY:  Neither  amounts  credited  to  a  Participant's Stock
        ---------------
Purchase Account nor rights to receive shares of Common Stock, may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by his or her Last Will and Testament, beneficiary designation, or by the applicable laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. No person has or may create, under the terms of the Plan, a lien on any funds, securities or other property held under the Plan.

H-9 - NOTICES:  All notices or other communications by a Participant to the Plan
      -------
Administrator or a Delegate under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location designated by the Plan Administrator for the receipt thereof.

H-10  -  EXPENSES:  The Company shall designate which expenses of administrating
         --------
the Plan shall be paid by the Plan Administrator and which expenses of administrating shall be paid by the Company or other Subsidiary. No part of the administrative expenses shall be charged to the Participants with the exception of charges for requests to issue Common Stock certificates, any fees related to the transfer of shares to an individual brokerage account, and any commissions or expenses incurred by the Plan in connection with the sale of shares of Common Stock at the Participant's direction.

H-11  -  TAXES:  Income  related  to  the Employer's Contribution (including any
         -----
brokerage commissions paid on behalf of a Participant) and gain or loss on withdrawals from the Participant's Stock Purchase Account will be reported on information returns required by the applicable taxing jurisdictions(s). A copy of any such return(s) will be sent to each Participant.

H-12  -  HEADINGS:  The Table of Contents and the section and paragraph headings
         --------
appearing herein are for reference only, and are not intended to and shall not affect the substantive provisions of the Plan.

H-13 -     EFFECTIVE DATE:  The effective date of this restated Plan Document is
           --------------
January  1,  2000.

     IN WITNESS WHEREOF, Ralston Purina Company has caused these presents to be executed by the undersigned duly authorized officer of Ralston Purina Company as of this 6th day of December, 1999.



                                   RALSTON  PURINA  COMPANY


                                   /s/  James  M.  Neville

                                   James  M.  Neville
                                   Vice  President  and  General  Counsel